CONSENT OF INDEPENDENT ACCOUNTANT


To the Board of Directors
First Growth Investors, Inc.


I have issued my report dated April 19, 1999 accompanying the financial statements of First Growth Investors, Inc. included in the Registration Statement on Form SB-2 and the related prospectus (the Registration Statement).

I consent to the use of my report, as stated above in the Registration Statement. I also consent to the use of my name in the statements with respect to me as appearing under the heading
"Experts" in the Registration Statement.


David T. Thomson P.C.


/s/David T. Thomson P.C.

Salt Lake City, Utah
September 7, 1999